Exhibit (a)(2)

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ONEASCENT PRIVATE MARKETS ACCESS FUND”, CHANGING ITS NAME FROM “ONEASCENT PRIVATE MARKETS ACCESS FUND” TO “ONEASCENT CAPITAL OPPORTUNITIES FUND”, FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2024, AT 10:23 O’CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3401604 8100 SR# 20244136378	Authentication: 204807930 Date: 11-06-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:
One Ascent Private Markets Access Fund

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The name of the Trust is OneAscent Capital Opportunities Fund.
[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th                         day of November                , 2024 AD.

By:	/s/ Martin R. Dean
Trustee
Name:	Martin R. Dean
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 10:23 AM 11/06/2024 FILED 10:23 AM 11/06/2024 SR 20244136378 - File Number 3401604